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                                                                 EXHIBIT (a)(ii)


                      THE ENTERPRISE GROUP OF FUNDS, INC.

                             ARTICLES OF AMENDMENT



     The Enterprise Group of Funds, Inc., a Maryland corporation having its principal office in the State of Maryland in Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The charter of the Corporation is hereby amended to reduce the par value of all authorized shares of Common Stock of the Corporation as set forth in Article FIFTH of the Articles of Incorporation (or elsewhere in the charter) to a par value of one tenth of one cent ($.001) each and to reduce the aggregate par value of the authorized Common Stock of the Corporation to $11,300,000.

     SECOND: The Articles of Amendment were approved by at least a majority of the entire Board of Directors of the Corporation and are limited to changes expressly authorized by Section 2-605 of Title 2 of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation.

     The undersigned Chairman of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and states that, to the best of his knowledge, information and belief, the matters and facts set forth in these Articles with respect to the authorization and approval of the amendment of the Corporation's charter are true in all material respects, and that this statement is made under the penalties of perjury.

     IN WITNESS WHEREOF, The Enterprise Group of Funds, Inc. has caused this instrument to be signed in its name and on its behalf by its Chairman, and witnessed by its Secretary, on the 28th day of February, 2001.


                                        THE ENTERPRISE GROUP OF FUNDS, INC.


                                        BY: /s/ VICTOR UGOLYN
                                            -------------------------------
                                            Victor Ugolyn
                                            Chairman

WITNESS:

/s/ CATHERINE R. MCCLELLAN
--------------------------
Catherine R. McClellan
Secretary